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                                                                 EXHIBIT 10.1.6

                                 BIOVEX LIMITED

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                               THE BIOVEX LIMITED
                     ENTERPRISE MANAGEMENT INCENTIVES SCHEME

                  Adopted by the Company on [31 July] 2002 and
                                amended on ____ 2003

            (Taken from the original prepared by CMS Cameron McKenna)

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                                  HALE AND DORR

                                  Alder Castle
                                 10 Noble Street
                                 London EC2V 7QJ
                            Tel: +44 (0)20 7645 2400
                            Fax: +44 (0)20 7645 2424
                                 Ref: 01883/002

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                           RULES OF THE BIOVEX LIMITED

                     ENTERPRISE MANAGEMENT INCENTIVES SCHEME

1.   DEFINITIONS

1.1 In this Scheme the words and expressions set out below shall have the meanings specified against them unless otherwise specifically provided and any reference to a provision of an Act of Parliament shall include any modification, consolidation, re-enactment or extension of it.

     "COMPANY" BioVex Limited (registered in England with company number
     3480520);

     "CONTROL" the meaning given to that expression by Section 840 of the Taxes Act;

     "DATE OF ADOPTION" the date of the adoption of this Scheme by the Company;

     "DATE OF ANNOUNCEMENT" the date on which the Company makes an announcement of its results for the last preceding financial year, half year or other period;

     "DATE OF GRANT" the date of grant of an Option as set out in the relevant Option Agreement;

     "DEALING DAY" a day on which the London Stock Exchange is open for the transaction of business;

     "DIRECTORS" the directors for the time being of the Company or the directors present at a duly convened meeting of the board of directors or of a duly appointed committee of the board of directors at which a quorum is present;

     "ELIGIBLE EMPLOYEE" any employee of the Company or a Qualifying Subsidiary who at the Date of Grant is an eligible employee within the terms of Part 4 of Schedule 5;

     "EXERCISE CONDITION" a condition precedent to the exercise of an Option imposed in accordance with Rule 2.7;

     "INCOME TAX ACT" the Income Tax (Earnings and Pensions) Act 2003;

     "ISSUE OR RE-ORGANISATION" any issue of shares or other securities of the Company (other than as consideration for an acquisition) and/or any capitalisation, consolidation or sub-division or reduction of share capital in the Company and/or any other variation in the share capital of the Company which in the opinion of the Directors justifies a variation in the number of shares subject to Option and/or the Option Price of an Option;

     "LISTING" the admission of the shares in the Company to the Official List and to trading on the London Stock Exchange's market for listed securities;

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     "LONDON STOCK EXCHANGE" London Stock Exchange plc;

     "MARKET VALUE" such value per Share, in relation to which an Option is to be granted, as the Company may agree in advance in writing with the Inland Revenue as the market value thereof on the day preceding the relevant Date of Grant and determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 or if such shares have at that time been admitted to Listing, the average of the middle market quotations of a share as derived from the daily Official List on the 3 Dealing Days preceding the relevant Date of Grant provided that the Market Value of Shares which are subject to restrictions or risk of forfeiture shall be determined as if there were no such restrictions or risk;

     "OFFICIAL LIST" the Official List of the London Stock Exchange;

     "OPTION" a right granted to acquire Shares in the Company pursuant to the Scheme;

     "OPTION AGREEMENT" an agreement between the Company and an Option Holder executed as a Deed in accordance with Rule 2.5;

     "OPTION HOLDER" a person holding an Option or his personal representatives;

     "OPTION PRICE" the acquisition price for a Share comprised in any Option as determined by the Directors being not less than: (a) the Market Value of a Share of the class of the Company's share capital which is proposed to be subject to the Option; and (b) if the Shares are to be subscribed, their nominal value;

     "QUALIFYING COMPANY" has the meaning in Part 3 of Schedule 5;

     "QUALIFYING SUBSIDIARY" has the meaning in paragraph 11 of Schedule 5;

     "REMUNERATION COMMITTEE" the remuneration committee of the board of directors of the Company as from time to time constituted provided always that if there is no such committee "Remuneration Committee" shall mean the Directors;

     "RULES" these rules as amended from time to time;

     "SCHEDULE 5" Schedule 5 to the Income Tax Act;

     "SCHEME" the BioVex Limited Enterprise Management Incentives Scheme known as the BioVex EMI Scheme;

     "SHARES" ordinary shares in the Company which are fully paid up and are not redeemable, as defined in paragraph 35 of Schedule 5;

     "TAXES ACT" the Income and Corporation Taxes Act 1988.

1.2 In these Rules unless the context otherwise requires words denoting the singular number shall include the plural number and words denoting the masculine gender shall include the feminine gender.

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2.   PARTICIPATION

2.1  The Directors may, on such dates as they shall determine (subject to Rules
     2.2 and 2.3 below) grant Options to such Eligible Employees as they may in their absolute discretion select, by entering into an Option Agreement. No Eligible Employee shall be entitled as of right to participate in this Scheme. In determining the extent of participation of an Eligible Employee the Directors shall be subject to the limits contained in Rule 3.

2.2 Subject to Rule 2.3 below if and for so long as the shares in the Company are admitted to Listing or are admitted to trading on any other market supervised by any regulatory authority the Directors may only grant Options within the periods commencing:-

     2.2.1 on the fourth Dealing Day next following a Date of Announcement and ending 42 days after such Date of Announcement;

     2.2.2 on the date immediately preceding the day on which Listing is expected to take place and ending 7 days thereafter.

2.3 Notwithstanding Rule 2.2 above the Directors may grant Options outside the periods specified in Rule 2.2 above in circumstances which the Directors in their absolute discretion deem sufficiently exceptional to justify the grant of Options at that time.

2.4 Where Options are granted during the period specified in Rule 2.2.2 above and the Listing does not take place within such period the Options shall lapse on the day which is 30 days from the Date of Grant.

2.5 The Directors shall grant an Option by agreement with the Option Holder to whom it is granted. Such agreement shall be executed as a Deed by the Company and the Option Holder. The Option Agreement shall specify the number of Shares comprised in the Option, the Date of Grant, the Option Price, that the Option is granted pursuant to Schedule 5 and is intended to qualify under Schedule 5, details of any restrictions attaching to the Shares and details of any forfeiture provisions applying to the Shares.

2.6 Notice of the grant of an Option must be given by the Company to the Inland Revenue in such form as the Inland Revenue may prescribe within 92 days after its Date of Grant. If such Notice is not provided to the Inland Revenue within 92 days, the Option shall be deemed for all purposes never to have been granted.

2.7 The Directors may impose an Exercise Condition on any Option which they grant preventing its exercise unless such condition has been complied with. The Directors may provide that such Exercise Condition will or may be waived if exercise is in accordance with Clauses 4.2, 4.3 or 6 of the Option Agreement. If, after the Directors have imposed an Exercise Condition, events happen which cause them to consider that it is no longer appropriate they may vary the Exercise Condition provided always that any such amendment may only be one which the Directors reasonably consider will result in a fairer measure of the performance of the job of the Option Holder, will ensure that this Scheme operates more effectively in the achievement of its purpose of providing share benefits to recruit

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     or retain key employees of the Company and will be no more difficult to satisfy than would have been the case had there been no such amendment.

3.   RESTRICTIONS ON THE GRANTING OF OPTIONS

3.1 Subject to Rule 3.2, the number of shares which may be issued pursuant to the exercise of Options granted under this Scheme, the BioVex Limited Share Option Plan and any other option granted to an individual by the Company shall not exceed 5,709,200 (five million seven hundred and nine thousand two hundred) Shares, subject to any adjustment under Rule 6.

3.2 In applying the limit contained in Rule 3.1 no account will be taken of Shares subject to an option which, as regards any right to acquire such Shares, has lapsed or been released, surrendered or cancelled.

3.3 The aggregate Market Value, calculated at the Date of Grant of the Options, over which unexercised Options may subsist may not exceed L3,000,000 at any time or such other sum as shall be specified from time to time for the purposes of Schedule 5.

3.4 The Directors must not grant an Option to an Eligible Employee if it would cause the limits set out in paragraphs 5 and 6 of Schedule 5 (currently L100,000) or such other limit as may from time to time be specified in
     Schedule 5 to be exceeded.

3.5 No Options shall in any event be granted or otherwise offered more than 10 years after the Date of Adoption.

4.   QUALIFYING COMPANY

The Company must be a Qualifying Company on the Date of Grant of an Option.

5.   EXERCISE OF OPTIONS

The terms on which an Option may be exercised and the procedure for exercise shall be set out in the Option Agreement.

6.   ADJUSTMENT OF OPTIONS FOR VARIATION OF SHARE CAPITAL

6.1 Subject to Rule 6.5 below, on the occurrence of an Issue or Re-organisation the Directors may make such adjustment under Rule 6.2 as they consider to be fair and reasonable.

6.2 An adjustment made under this sub-Rule shall be to one or more of the following:-

     6.2.1 the number of Shares in respect of which an Option granted under this Scheme may be exercised;

     6.2.2 the price at which Shares may be acquired by the exercise of an Option;

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     6.2.3 where an Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired.

6.3 An adjustment under Rule 6.2 above may have the effect of reducing the price at which Shares may be acquired by the exercise of the Option to less than their nominal value, but, only if and to the extent that the Directors shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the same may be subscribed for and to apply such sum in paying up such amount on such Shares; and so that on exercise of the Option in respect of which such reduction shall have been made the Directors shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

6.4  As soon as reasonably practicable after making any adjustment under Rule
     6.2 above, the Directors shall give notice in writing thereof to all affected Option Holders.

7.   EXPENSES

     Any expenses of the Company involved in any issue or transfer of Shares in the name of an Option Holder or his personal representative(s) or nominee(s) shall be payable by the Company.

8.   ADMINISTRATION AND AMENDMENT

8.1 Any notification or other notice in writing which the Company is required to give, or may desire to give, to an Option Holder (or his personal representative(s)) pursuant to the Scheme or any Option Agreement shall be sufficiently given if delivered to him by hand or sent through the post in prepaid cover addressed to the Option Holder (or his personal representative(s)) at the last address known to the Company as being his address. Any certificate, notification or other notice in writing required to be given to the Company shall be properly given if sent to or delivered to the Company at its registered office. Any notification, certificate or other notices sent by post shall be deemed delivered on the second day following the date of posting. All notices, documents or certificates given by or to an Option Holder (or his personal representative(s)) shall be sent at his risk.

8.2 Option Holders (or their personal representative(s)) may, at the Company's discretion, have made available to them copies of all notices and other documents sent by the Company to its holders of shares generally.

8.3 Subject to Rules 8.4 and 8.5, the Directors may at any time alter or add to all or any of the provisions of the Scheme.

8.4 No alteration or addition shall be made under Rule 8.3 which would abrogate or adversely affect the subsisting rights of an Option Holder unless it is made with the prior written consent of that Option Holder, such consent not to be unreasonably withheld or delayed.

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8.5  Subject to Rule 8.6, no alteration or addition to the advantage of Option
     Holders shall be made under Rule 8.3 without prior approval of the Remuneration Committee.

8.6 Rule 8.5 shall not apply to minor amendments to benefit the administration of the Scheme or to any alteration or addition which is necessary or desirable in order to obtain or maintain compliance with Schedule 5, to comply with or take account of the provisions of any proposed or existing legislation, law or other regulatory requirements, or to obtain or maintain favourable taxation, exchange control or regulatory treatment of the Company, any subsidiary of the Company or any Option Holder.

8.7 As soon as reasonably practicable after making any alteration or addition under Rule 8.3, the Directors shall give written notice thereof to any Option Holder affected thereby.

9.   GENERAL

9.1 In the event of any conflict between the rules of this Scheme and the terms of any Option Agreement, the terms of such Option Agreement shall prevail.

9.2 The Directors shall at all times ensure that there are sufficient Shares available as may be required to meet the subsisting rights of Option Holders by either ensuring that the Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy Options and/or procuring that sufficient Shares are available for transfer to satisfy Options.

9.3 The Company shall at its expense apply for the Listing of all Shares allotted pursuant to the exercise of any Option provided that Shares are at that time admitted to Listing.

9.4 The decision of the Directors in any dispute or question relating to any Option shall be final and conclusive.

10.  INLAND REVENUE REQUESTS

     The Company shall provide to the Inland Revenue (within such time limit as the Inland Revenue directs) any information required by it and Option Holders shall:-

10.1 promptly provide to the Company such information as it may reasonably request; and

10.2 consent to the Company providing such information concerning him to the Inland Revenue for the purpose of complying with such request from the Inland Revenue.

11.  TERMINATION

The Company in general meeting or the Directors may at any time resolve to terminate this Scheme, in which event no further Options shall be granted, but the provisions of this Scheme shall in relation to Options then subsisting continue in full force and effect.

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12.  GOVERNING LAW

The Scheme and all Options granted under it and their interpretation are governed by English law.